Exhibit 23.7

CONSENT OF BRS, INC.

We consent to the use of our name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “Anderson Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report, Yavapai County, Arizona, USA”, dated March 9, 2023, that we prepared, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) amended Annual Report on Form 10-K/A for the period ended July 31, 2022, filed with the SEC on April 3, 2023 (the “10-K/A”);

(ii)

the technical report summary entitled “Yuty Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report Paraguay, SA”, dated March 9, 2023, that we prepared, which was filed as an Exhibit to the Company’s 10-K/A.

We consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 19, 2023, and any amendments or supplements thereto.

/s/ Douglas L. Beahm
BRS, Inc.
Per: Douglas L. Beahm, P.E., P.G., SME Registered Member

Date: July 19, 2023